Exhibit 99.3

EXETER REASSURANCE COMPANY, LTD.

Financial Statements

As of September 30, 2014 and December 31, 2013 and

for the Nine Months Ended September 30, 2014 and 2013

Exeter Reassurance Company, Ltd.

Interim Condensed Balance Sheets

September 30, 2014 (Unaudited) and December 31, 2013

(In thousands, except share and per share data)

	2014	2013
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $1,261,872 and $1,311,922, respectively)	$1,303,531	$1,321,081
Short-term investments, at estimated fair value	3,008,544	2,781,282
Derivative assets	3,208,279	2,375,499
Funds withheld at interest	2,820,782	2,694,267

Total investments	10,341,136	9,172,129
Cash and cash equivalents	570,242	629,616
Accrued investment income	83,906	94,238
Premiums, reinsurance and other receivables	480,303	645,814
Deferred policy acquisition costs	148,231	159,820
Current income tax recoverable	300,929	196,592
Deferred income tax recoverable	1,710,897	1,529,464

Total assets	$13,635,644	$12,427,673

Liabilities and Stockholder’s Equity
Liabilities

Future policy benefits	2,842,887	2,747,421
Policyholder account balances	4,263,280	2,488,945
Other policy-related balances	2,188,676	2,170,145
Policyholder dividends payable	15,996	16,256
Debt - affiliated	575,118	575,118
Derivative liabilities	2,364,192	2,648,454
Other liabilities	855,204	551,170

Total liabilities	13,105,353	11,197,509

Contingencies and Commitments (Note 8)

Stockholder’s Equity
Preferred stock, par value $.01 per share; 250,000 shares authorized, 200,000 issued and outstanding; $2,000,000 aggregate liquidation preference	2	2
Common stock, par value $.01 per share; 13,875,000 shares authorized; 13,466,000 shares issued and outstanding	135	135
Additional paid-in capital	4,135,159	4,125,653
Retained earnings (accumulated deficit)	(3,696,165)	(2,964,638)
Accumulated other comprehensive income (loss)	91,160	69,012

Total stockholder’s equity	530,291	1,230,164

Total liabilities and stockholder’s equity	$13,635,644	$12,427,673

See accompanying notes to the interim condensed financial statements.

Exeter Reassurance Company, Ltd.

Interim Condensed Statements of Operations and Comprehensive Income (Loss)

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2014	2013
Revenues
Premiums	$36,127	$40,436
Universal life and investment-type product policy fees	488,790	430,720
Net investment income	25,365	26,346
Net investment gains (losses)	(40,853)	(12,697)
Net derivative gains (losses)	(914,104)	1,146,285
Other revenues	14,892	(3,808)

Total revenues	(389,783)	1,627,282

Expenses
Policyholder benefits and claims	413,580	1,001,147
Interest credited to policyholder account balances	13,574	12,905
Policyholder dividends	17,952	19,718
Other expenses	53,229	74,792

Total expenses	498,335	1,108,562

Income (loss) before provision for income tax	(888,118)	518,720
Provision for income tax expense (benefit)	(311,141)	183,276

Net income (loss)	$(576,977)	$335,444

Comprehensive income (loss)	$(554,829)	$276,877

See accompanying notes to the interim condensed financial statements.

Exeter Reassurance Company, Ltd.

Interim Condensed Statements of Stockholder’s Equity

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In thousands)

					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Investment Gains (Losses)	Foreign Currency Translation Adjustments	Total Stockholders’ Equity
Balance at December 31, 2013	$2	$135	$4,125,653	$(2,964,638)	$5,896	$63,116	$1,230,164
Capital contribution from MetLife, Inc.			9,506				9,506
Non-cumulative perpetual preferred stock dividend				(154,550)			(154,550)
Comprehensive income (loss):
Net income (loss)				(576,977)			(576,977)
Other comprehensive income (loss), net of income tax					21,182	966	22,148

Balance at September 30, 2014	$2	$135	$4,135,159	$(3,696,165)	$27,078	$64,082	$530,291

					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Investment Gains (Losses)	Foreign Currency Translation Adjustments	Total Stockholders’ Equity
Balance at December 31, 2012	200	13,466	4,085,299	(3,504,200)	42,709	36,568	674,042
Capital contribution from MetLife, Inc.			22,961				22,961
Non-cumulative perpetual preferred stock dividend				(132,484)			(132,484)
Comprehensive income (loss):
Net income (loss)				335,444			335,444
Other comprehensive income (loss), net of income tax					(28,489)	(30,078)	(58,567)

Balance at September 30, 2013	$200	$13,466	$4,108,260	$(3,301,240)	$14,220	$6,490	$841,396

See accompanying notes to the interim condensed financial statements.

Exeter Reassurance Company, Ltd.

Interim Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2014	2013
Net cash provided by (used in) operating activities	$965,234	$1,028,110

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	383,530	713,537
Purchases of fixed maturity securities	(280,970)	(372,538)
Cash received in connection with freestanding derivatives	41,447	149,252
Cash paid in connection with freestanding derivatives	(1,050,776)	(2,383,569)
Net change in short-term investments	(225,959)	2,318,060
Net change in funds withheld at interest	(72,438)	(223,285)
Other, net	190,187	184,306

Net cash provided by (used in) investing activities	(1,014,979)	385,763

Cash flows from financing activities
Change in payables for derivative collateral	356,840	(1,166,600)
Dividends on preferred stock	(154,550)	(132,484)
Financing element on certain derivative instruments	(201,376)	(99,496)

Net cash provided by (used in) financing activities	914	(1,398,580)

Effect of change in foreign currency exchange rates on cash and cash equivalents balances	(10,543)	(34,935)

Change in cash and cash equivalents	(59,374)	(19,642)
Cash and cash equivalents, beginning of period	629,616	905,519

Cash and cash equivalents, end of period	$570,242	$885,877

Supplemental disclosures of cash flow information
Net cash paid for:
Interest	$8,728	$2,553

Income tax	$61,750	$750

Non-cash transactions:
Capital contributions from MetLife, Inc.	$9,506	$22,961

See accompanying notes to the interim condensed financial statements.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited)

1. Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

Exeter Reassurance Company, Ltd. (the “Company” or “Exeter”) is a wholly-owned stock life insurance subsidiary of MetLife, Inc. (the “Holding Company”).

Effective October 1, 2013, the Company redomesticated to the state of Delaware (“Delaware”). The Company is licensed as a Delaware pure captive insurance company under the Delaware Captive Insurance Law (“Delaware Law”). The Company engages in traditional and financial reinsurance of life insurance and annuity policies, primarily with affiliates.

On November 14, 2014, MetLife, Inc. completed the mergers of three wholly-owned U.S.-based life insurance companies and a wholly-owned, former offshore, reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies that merged were MetLife Insurance Company of Connecticut (“MICC”), MetLife Investors USA Insurance Company (“MLI-USA”) and MetLife Investors Insurance Company (“MLIIC”), each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter. As of the date of the Mergers, MICC, a directly owned subsidiary of MetLife, Inc., was renamed to MetLife Insurance Company USA (“MetLife USA”) and redomiciled to Delaware. See Note 10.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from estimates.

Since the Company is a member of a controlled group of affiliated companies, its results may not be indicative of those of a stand-alone entity.

The accompanying interim condensed financial statements are unaudited and reflect all adjustments (including normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in conformity with GAAP. Interim results are not necessarily indicative of full year performance. The December 31, 2013 balance sheet data was derived from audited financial statements which include all disclosures required by GAAP. Therefore, these interim condensed financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2013 as restated.

Adoption of New Accounting Pronouncements

Effective January 1, 2014, the Company adopted new guidance regarding the presentation of an unrecognized tax benefit. The new guidance requires that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. However, when the carryforwards are not available at the reporting date to settle any additional income taxes that would result from the disallowance of a tax position or the applicable tax law does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit will be presented in the financial statements as a liability and will not be combined with the related deferred tax asset. The adoption was prospectively applied and did not have an impact on the Company’s financial statements.

Effective January 1, 2014, the Company adopted new guidance regarding foreign currency that requires an entity that ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. For an equity method investment that is a foreign entity, a pro rata portion of the cumulative translation adjustment should be released into net income upon a partial sale of such an equity method investment. The new guidance did not have an impact on the Company’s financial statements upon adoption.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Effective January 1, 2014, the Company adopted new guidance regarding liabilities that requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. In addition, the amendments require an entity to disclose the nature and amount of the obligation, as well as other information about the obligation. The new guidance did not have an impact on the Company’s financial statements upon adoption.

2. Reserves

As discussed in Notes 1 and 3 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2013, the Company reinsures variable annuity products with guaranteed minimum benefits. The non-life contingent portion of guaranteed minimum withdrawal benefits (“GMWB”), guaranteed minimum accumulation benefits (“GMAB”) and the portion of certain guaranteed minimum income benefits (“GMIB”) that does not require annuitization are accounted for as embedded derivatives in policyholder account balances (“PAB”) and other policy-related balances which are further discussed in Note 4.

3. Investments

Fixed Maturity Securities Available-for-Sale

Fixed Maturity Securities Available-for-Sale by Sector

The following table presents the fixed maturity securities available-for-sale (“AFS”) by sector. Included within fixed maturity securities are structured securities including commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”) and residential mortgage-backed securities (“RMBS”).

	September 30, 2014					December 31, 2013
	Cost or	Gross Unrealized			Estimated	Cost or	Gross Unrealized			Estimated
	Amortized Cost	Gains	Temporary Losses	OTTI Losses	Fair Value	Amortized Cost	Gains	Temporary Losses	OTTI Losses	Fair Value
	(In thousands)					(In thousands)
Fixed Maturity Securities:
Foreign corporate	$410,638	$7,401	$2,606	$—	$415,433	$535,332	$5,294	$7,203	$—	$533,423
U.S. corporate	240,175	15,785	338	—	255,622	255,510	10,478	2,366	—	263,622
CMBS	169,450	3,018	1,763	—	170,705	135,781	1,724	4,941	—	132,564
State and political subdivision	108,297	14,478	172	—	122,603	114,310	6,862	916	—	120,256
U.S. Treasury and agency	108,519	1,111	26	—	109,604	101,947	1,225	3,924	—	99,248
ABS	143,829	1,405	66	—	145,168	79,461	1,323	264	—	80,520
RMBS	62,432	3,104	33	—	65,503	61,322	2,261	794	—	62,789
Foreign government	18,532	361	—	—	18,893	28,259	400	—	—	28,659

Total fixed maturity securities	$1,261,872	$46,663	$5,004	$—	$1,303,531	$1,311,922	$29,567	$20,408	$—	$1,321,081

The Company held no non-income producing fixed maturity securities at both September 30, 2014 and December 31, 2013.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Maturities of Fixed Maturity Securities

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date, were as follows at:

	September 30, 2014		December 31, 2013
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Due in one year or less	$142,210	$142,628	$246,228	$246,780
Due after one year through five years	288,120	291,071	280,090	283,376
Due after five years through ten years	305,523	317,951	308,324	311,927
Due after ten years	150,308	170,505	200,716	203,125

Subtotal	886,161	922,155	1,035,358	1,045,208
Structured securities (CMBS, ABS and RMBS)	375,711	381,376	276,564	275,873

Total fixed maturity securities	$1,261,872	$1,303,531	$1,311,922	$1,321,081

Actual maturities may differ from contractual maturities due to the exercise of call or prepayment options. Fixed maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. CMBS, ABS and RMBS are shown separately, as they are not due at a single maturity.

Continuous Gross Unrealized Losses for Fixed Maturity Securities AFS by Sector

The following table presents the estimated fair value and gross unrealized losses of fixed maturity securities AFS in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position.

	September 30, 2014				December 31, 2013
	Less than 12 Months		Equal to or Greater than 12 Months		Less than 12 Months		Equal to or Greater than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(In thousands, except number of securities)
Fixed Maturity Securities:
Foreign corporate	$129,661	$2,606	$—	$—	$214,876	$7,203	$—	$—
U.S. corporate	25,182	281	1,980	57	50,458	1,771	4,378	595
CMBS	28,654	913	27,053	850	62,872	4,941	—	—
State and political subdivision	—	—	6,068	172	14,936	916	—	—
U.S. Treasury and agency	80,977	26	—	—	28,434	3,924	—	—
ABS	32,671	66	—	—	18,907	264	—	—
RMBS	—	—	4,333	33	17,541	794	—	—

Total fixed maturity securities	$297,145	$3,892	$39,434	$1,112	$408,024	$19,813	$4,378	$595

Total number of securities in an unrealized loss position	49		12		79		2

Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities

As described more fully in Notes 1 and 5 of the Notes to the Financial Statements for the year ended December 31, 2013, the Company performs a regular evaluation of all investment classes for impairment, including fixed maturity securities, in accordance with its impairment policy, in order to evaluate whether such investments are other-than-temporarily impaired.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Current Period Evaluation

Based on the Company’s current evaluation of its AFS securities in an unrealized loss position in accordance with its impairment policy, and the Company’s current intentions and assessments (as applicable to the type of security) about holding, selling and any requirements to sell these securities, the Company has concluded that these securities are not other-than-temporarily impaired at September 30, 2014. Future other-than-temporary impairment (“OTTI”) will depend primarily on economic fundamentals, issuer performance (including changes in the present value of future cash flows expected to be collected) and changes in credit ratings, collateral valuation, interest rates and credit spreads. If economic fundamentals deteriorate or if there are adverse changes in the above factors, OTTI may be incurred in upcoming periods.

Gross unrealized losses on fixed maturity securities decreased $15.4 million during the nine months ended September 30, 2014 from $20.4 million to $5.0 million. The decrease in gross unrealized losses for the nine months ended September 30, 2014, was primarily attributable to a decrease in interest rates, and to a lesser extent narrowing credit spreads.

At September 30, 2014, there were no fixed maturity securities with an unrealized loss position of 20% or more of amortized cost for six months or greater.

Funds Withheld at Interest

Funds withheld at interest represents amounts contractually withheld by ceding companies in accordance with reinsurance agreements. At September 30, 2014 and December 31, 2013, such amounts consisted of balances withheld in connection with reinsurance agreements with affiliates of the Holding Company, as presented in Note 9, and an unaffiliated company.

Cash Equivalents

The carrying value of cash equivalents, which includes securities and other investments with an original or remaining maturity of three months or less at the time of purchase, was $22.8 million and $40.8 million at September 30, 2014 and December 31, 2013, respectively.

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in accumulated other comprehensive income (loss) (“AOCI”), were as follows:

	September 30, 2014	December 31, 2013
	(In thousands)
Fixed maturity securities	$41,659	$9,072
Deferred income tax benefit (expense)	(14,581)	(3,176)

Net unrealized investment gains (losses)	$27,078	$5,896

The changes in net unrealized investment gains (losses) were as follows:

Nine Months Ended September 30, 2014
(In thousands)
Balance, January 1	$5,896
Unrealized investment gains (losses) during the period	32,587
Deferred income tax benefit (expense)	(11,405)

Balance, September 30	$27,078

Change in net unrealized investment gains (losses)	$21,182

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Concentrations of Credit Risk

There were no investments in any counterparty that were greater than 10% of the Company’s stockholder’s equity, other than the U.S. government and its agencies, at both September 30, 2014 and December 31, 2013.

Invested Assets Held in Trust and Pledged as Collateral

Invested assets held in trust and pledged as collateral are presented below at estimated fair value for cash and cash equivalents, short-term investments, and fixed maturity securities at:

	September 30, 2014	December 31, 2013
	(In thousands)
Invested assets held in trust (1)	$2,410,237	$2,754,170
Invested assets pledged as collateral (2)	652,319	1,024,682

Total invested assets held in trust and pledged as collateral	$3,062,556	$3,778,852

(1)	The Company has held in trust certain investments, primarily fixed maturity securities and short-term investments, in connection with certain reinsurance transactions.
(2)	Certain of the Company’s invested assets are pledged as collateral for various derivative transactions as described in Note 4.

Variable Interest Entities

The Company has invested in certain structured transactions that are variable interest entities (“VIEs”). In certain instances, the Company may hold both the power to direct the most significant activities of the entity, as well as an economic interest in the entity and, as such, it would be deemed to be the primary beneficiary or consolidator of the entity.

The determination of the VIE’s primary beneficiary requires an evaluation of the contractual and implied rights and obligations associated with each party’s relationship with or involvement in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity. The Company generally uses a qualitative approach to determine whether it is the primary beneficiary. However, for VIEs that are investment companies or apply measurement principles consistent with those utilized by investment companies, the primary beneficiary is based on a risks and rewards model and is defined as the entity that will absorb a majority of a VIE’s expected losses, receive a majority of a VIE’s expected residual returns if no single entity absorbs a majority of expected losses, or both. The Company reassesses its involvement with VIEs on a quarterly basis. The use of different methodologies, assumptions and inputs in the determination of the primary beneficiary could have a material effect on the amounts presented within the financial statements.

Consolidated VIEs

There were no VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated at September 30, 2014 and December 31, 2013.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Unconsolidated VIEs

The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows at:

	September 30, 2014		December 31, 2013
	Carrying Amount	Maximum Exposure to Loss (1)	Carrying Amount	Maximum Exposure to Loss (1)
	(In thousands)
Fixed maturity securities AFS:
Structured securities (CMBS, ABS and RMBS) (2)	$381,376	$381,376	$275,873	$275,873
Foreign corporate	43,895	43,895	5,186	5,186

Total	$425,271	$425,271	$281,059	$281,059

(1)	The maximum exposure to loss relating to fixed maturity securities AFS is equal to their carrying amounts or the carrying amounts of retained interests.
(2)	For these variable interests, the Company’s involvement is limited to that of a passive investor.

Net Investment Income

The components of net investment income were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Investment income:
Fixed maturity securities	$29,448	$30,936
Cash, cash equivalents and short-term investments	1,424	2,696
Other	(1,909)	(2,520)

Subtotal	28,963	31,112
Less: Investment expenses	3,598	4,766

Net investment income	$25,365	$26,346

See “— Related Party Investment Transactions” for discussion of affiliated net investment income and expenses included in the table above.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Net Investment Gains (Losses)

Components of Net Investment Gains (Losses)

The components of net investment gains (losses) were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Fixed maturity securities	$(1,846)	$1,701
Other investment portfolio gains (losses)	(39,007)	(14,398)

Total net investment gains (losses)	$(40,853)	$(12,697)

Gains (losses) from foreign currency transactions included within net investment gains (losses) were ($39.1) million and ($14.8) million for the nine months ended September 30, 2014 and 2013, respectively.

Sales or Disposals of Fixed Maturity and Equity Securities

Proceeds from sales or disposals of fixed maturity securities and the components of fixed maturity securities net investment gains (losses) are as shown in the table below. Investment gains and losses on sales of securities are determined on a specific identification basis.

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Proceeds	$104,143	$240,042

Gross investment gains	$542	$2,288
Gross investment losses	(2,388)	(587)

Net investment gains (losses)	$(1,846)	$1,701

There were no OTTI losses on fixed maturity securities during the nine months ended September 30, 2014 and 2013, respectively.

Related Party Investment Transactions

The Company receives investment administrative services from an affiliate. The related investment administrative service charges were $3.2 million and $3.6 million for the nine months ended September 30, 2014 and 2013, respectively.

4. Derivatives

Accounting for Derivatives

See Note 1 of the Notes to the Financial Statements for the year ended December 31, 2013, for a description of the Company’s accounting policies for derivatives. See Note 5 for information about the fair value hierarchy for derivatives.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Derivative Strategies

The Company is exposed to various risks relating to its ongoing business operations, including interest rate, foreign currency exchange rate and equity market. The Company uses a variety of strategies to manage these risks, including the use of derivatives.

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, credit spreads and/or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives may be cleared and settled through central clearing counterparties (“OTC-cleared”), while others are bilateral contracts between two counterparties (“OTC-bilateral”). The types of derivatives the Company uses include swaps, forwards, futures and option contracts. The Company also purchases certain securities and engages in certain reinsurance agreements that have embedded derivatives.

The Company utilizes all derivatives in non-qualifying hedging relationships.

Interest Rate Derivatives

The Company uses a variety of interest rate derivatives to reduce its exposure to changes in interest rates, including interest rate swaps, futures and options.

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional amount.

In exchange-traded interest rate Treasury futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded interest rate Treasury futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring and to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury or swap curve performance.

Swaptions are used by the Company to hedge interest rate risk associated with the Company’s long-term liabilities and invested assets. A swaption is an option to enter into a swap with a forward starting effective date. In certain instances, the Company locks in the economic impact of existing purchased swaptions by entering into offsetting written swaptions. The Company pays a premium for purchased swaptions and receives a premium for written swaptions. Swaptions are included in interest rate options.

Foreign Currency Exchange Rate Derivatives

The Company uses foreign currency forwards to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. In a foreign currency forward transaction, the Company agrees with another party to deliver a specified amount of an identified currency at a specified future date. The price is agreed upon at the time of the contract and payment for such a contract is made at the specified future date.

To a lesser extent, the Company uses exchange-traded currency futures to hedge currency mismatches between assets and liabilities.

Equity Derivatives

The Company uses a variety of equity derivatives to reduce its exposure to equity market risk, including equity index options, variance swaps, exchange-traded equity futures and total rate of return swaps (“TRRs”).

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Equity index options are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products assumed by the Company. To hedge against adverse changes in equity indices, the Company enters into contracts to sell the equity index within a limited time at a contracted price. The contracts will be net settled in cash based on differentials in the indices at the time of exercise and the strike price. Certain of these contracts may also contain settlement provisions linked to interest rates. In certain instances, the Company may enter into a combination of transactions to hedge adverse changes in equity indices within a pre-determined range through the purchase and sale of options.

Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products reinsured by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period.

In exchange-traded equity futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of equity securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded equity futures are used primarily to hedge liabilities embedded in certain variable annuity products reinsured by the Company.

TRRs are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and the London Inter-Bank Offered Rate (“LIBOR”), calculated by reference to an agreed notional amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. The Company uses TRRs to hedge its equity market guarantees in certain of its reinsured products. TRRs can be used as hedges or to synthetically create investments.

Primary Risks Managed by Derivatives

The following table presents the gross notional amount, estimated fair value and primary underlying risk exposure of the Company’s derivatives, excluding embedded derivatives, held at:

		September 30, 2014			December 31, 2013
	Primary Underlying	Notional	Estimated Fair Value		Notional	Estimated Fair Value
	Risk Exposure	Amount	Assets	Liabilities	Amount	Assets	Liabilities
		(In thousands)
Derivatives Not Designated or Not Qualifying as Hedging
Interest rate swaps	Interest rate	$23,221,522	$1,442,421	$678,178	$23,221,522	$1,040,377	$562,851
Interest rate futures	Interest rate	3,411,416	3,942	2,390	4,462,013	9,047	6,547
Interest rate options	Interest rate	32,260,095	450,644	94,606	17,690,095	131,341	235,516
Foreign currency forwards	Foreign currency exchange rate	2,293,347	4,868	56,050	2,324,152	728	171,078
Currency futures	Foreign currency exchange rate	455,277	282	2,275	364,550	1,169	1,022
Equity futures	Equity market	4,729,754	19,984	4,680	4,327,600	1,284	39,600
Equity options	Equity market	32,231,519	1,031,530	996,209	31,414,484	1,024,034	1,005,551
Variance swaps	Equity market	19,030,136	186,904	517,382	18,917,116	167,519	469,330
Total rate of return swaps	Equity market	3,083,928	67,704	12,422	3,339,982	—	156,959

Total non-designated or non-qualifying derivatives		$120,716,994	$3,208,279	$2,364,192	$106,061,514	$2,375,499	$2,648,454

Net Derivative Gains (Losses)

The components of net derivative gains (losses) were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Derivatives and hedging gains (losses)	$253,765	$(3,590,020)
Embedded derivatives	(1,167,869)	4,736,305

Total net derivatives gains (losses)	$(914,104)	$1,146,285

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

The following table presents earned income on derivatives for the:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Net derivative gains (losses)	$115,914	$(163,655)
Policyholder benefits and claims	5,572	(190,196)

Total	$121,486	$(353,851)

Non-Qualifying Derivatives

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments:

	Net Derivative Gains (Losses)	Policyholder Benefits and Claims (1)
	(In thousands)
For the Nine Months Ended September 30, 2014:
Interest rate contracts	$498,453	$—
Foreign currency contracts	(1,648)	—
Equity contracts	(358,954)	(123,264)

Total	$137,851	$(123,264)

For the Nine Months Ended September 30, 2013:
Interest rate contracts	$(710,605)	$(1,363)
Foreign currency contracts	(329,027)	—
Equity contracts	(2,370,112)	(455,413)

Total	$(3,409,744)	$(456,776)

(1)	Changes in estimated fair value related to economic hedges of reinsured variable annuity guarantees reported in future policy benefits.

Credit Risk on Freestanding Derivatives

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivatives. Generally, the current credit exposure of the Company’s derivatives is limited to the net positive estimated fair value of derivatives at the reporting date after taking into consideration the existence of master netting or similar agreements and any collateral received pursuant to such agreements.

The Company manages its credit risk related to derivatives by entering into transactions with creditworthy counterparties and establishing and monitoring exposure limits. The Company’s OTC-bilateral derivative transactions are generally governed by International Swaps and Derivatives Association (“ISDA”) Master Agreements which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties in the event of early termination of a transaction, which includes, but is not limited to, events of default and bankruptcy. In the event of an early termination, the Company is permitted to set-off receivables from the counterparty against payables to the same counterparty arising out of all included transactions. Substantially all of the Company’s ISDA Master Agreements also include Credit Support Annex provisions which require both the pledging and accepting of collateral in connection with its OTC-bilateral derivatives. See Note 5 for a description of the impact of credit risk on the valuation of derivatives.

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Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

The estimated fair value of the Company’s net derivative assets and net derivative liabilities after the application of master netting agreements and collateral was as follows at:

	September 30, 2014		December 31, 2013
	(In thousands)
Derivatives Subject to a Master Netting Arrangement or a Similar Arrangement	Assets	Liabilities	Assets	Liabilities
Gross estimated fair value of derivatives:
OTC-bilateral	$3,238,589	$2,358,111	$2,430,173	$2,593,152
Exchange-traded	24,208	9,345	11,500	47,169

Total gross estimated fair value of derivatives (1)	3,262,797	2,367,456	2,441,673	2,640,321
Amounts offset in the balance sheets	—	—	—	—

Estimated fair value of derivatives presented in the balance sheets (1)	3,262,797	2,367,456	2,441,673	2,640,321
Gross amounts not offset in the balance sheets:
Gross estimated fair value of derivatives: (2)
OTC-bilateral	(2,057,209)	(2,057,209)	(1,869,869)	(1,869,869)
Exchange-traded	(3,862)	(3,862)	(5,368)	(5,368)
Cash collateral (3), (4)
OTC-bilateral	(553,214)	—	(163,210)	—
Exchange-traded	—	(2,896)	—	(39,008)
Securities collateral (5)
OTC-bilateral	(549,832)	(299,543)	(377,561)	(646,079)
Exchange-traded	—	(2,588)	—	(2,793)

Net amount after application of master netting agreements and collateral	$98,680	$1,358	$25,665	$77,204

(1)

At September 30, 2014 and December 31, 2013, derivative assets include income or expense accruals reported in accrued investment income or in other liabilities of $54,518 thousand and $66,175 thousand, respectively, and derivative liabilities include income or expense accruals reported in accrued investment income or in other liabilities of $3,264 thousand and $8,133 thousand, respectively.

(2)	Estimated fair value of derivatives is limited to the amount that is subject to set-off and includes income or expense accruals.
(3)

Cash collateral received by the Company for OTC-bilateral derivatives is included in cash and cash equivalents and the obligation to return it is included in other liabilities in the balance sheet. In certain instances, cash collateral pledged to the Company as initial margin for OTC-bilateral derivatives is held in separate custodial accounts and is not recorded on the Company’s balance sheet because the account title is in the name of the counterparty (but ring fenced for the benefit of the company). The amount of this off-balance sheet collateral was $84,809 thousand and $0, at September 30, 2014 and December 31, 2013, respectively.

(4)

The receivable for the return of cash collateral provided by the Company is inclusive of initial margin on exchange-traded derivatives and is included in premiums, reinsurance and other receivables in the balance sheet. The amount of cash collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements. At September 30, 2014 and December 31, 2013, the Company received excess cash collateral of $84,965 thousand (including $84,232 thousand off-balance sheet cash collateral held in separate custodial accounts) and $33,319 thousand, respectively, and provided excess cash collateral of $106,883 thousand and $185,299 thousand, respectively, which is not included in the table above due to the foregoing limitation.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

(5)

Securities collateral received by the Company is held in separate custodial accounts and is not recorded on the balance sheet. Subject to certain constraints, the Company is permitted by contract to sell or repledge this collateral, but at September 30, 2014 none of the collateral had been sold or repledged. Securities collateral pledged by the Company is reported in fixed maturity securities in the balance sheet. Subject to certain constraints, the counterparties are permitted by contract to sell or repledge this collateral. The amount of securities collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements and cash collateral. At September 30, 2014 and December 31, 2013, the Company received excess securities collateral of $6,771 thousand and $96,746 thousand, respectively, for its OTC-bilateral derivatives which are not included in the table above due to the foregoing limitation. At September 30, 2014 and December 31, 2013, the Company provided excess securities collateral of $16,274 and $0, respectively, for its OTC-bilateral derivatives and $145,901 thousand and $36,182 thousand, respectively, for its exchange-traded derivatives, which are not included in the table above due to the foregoing limitation.

The following table presents the estimated fair value of the Company’s OTC-bilateral derivatives that are in a net liability position after considering the effect of netting agreements, together with the estimated fair value and balance sheet location of the collateral pledged. The table also presents the incremental collateral that the Company would be required to provide if there was a one notch downgrade in the Company’s credit rating at the reporting date or if the Company’s credit rating sustained a downgrade to a level that triggered full overnight collateralization or termination of the derivative position at the reporting date. OTC-bilateral derivatives that are not subject to collateral agreements are excluded from this table.

		Estimated Fair Value of Collateral Provided:	Fair Value of Incremental Collateral Provided Upon:
	Estimated Fair Value of Derivatives in Net Liability Position (1)	Fixed Maturity Securities	One Notch Downgrade in the Holding Company’s Credit Rating	Downgrade in the Holding Company’s Credit Rating to a Level that Triggers Full Overnight Collateralization or Termination of the Derivative Position
	(In thousands)
September 30, 2014	$300,902	$315,817	$7,427	$7,427
December 31, 2013	$723,283	$646,079	$20,912	$21,353

(1)	After taking into consideration the existence of netting agreements.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Embedded Derivatives

The Company assumes variable annuities, modified coinsurance contracts, equity indexed deferred annuities and purchases certain investments that contain embedded derivatives that are required to be separated from their host contracts and accounted for as freestanding derivatives. These host contracts principally include: assumed variable annuities with guaranteed minimum benefits, including GMWBs, GMABs and certain GMIBs; ceded reinsurance agreements of guaranteed minimum benefits related to GMABs and certain GMIBs; assumed modified coinsurance contracts; assumed reinsurance on equity indexed deferred annuities; and options embedded in debt and equity securities.

The following table presents the estimated fair value and balance sheet location of the Company’s embedded derivatives that have been separated from their host contracts at:

	Balance Sheet Location	September 30, 2014	December 31, 2013
		(In thousands)
Net embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefits	Premiums, reinsurance and other receivables	$180,065	$122,515
Assumed modified coinsurance contracts	Funds withheld at interest	78,484	24,035

Net embedded derivatives within asset host contracts		$258,549	$146,550

Net embedded derivatives within liability host contracts:
Assumed guaranteed minimum benefits	PABs	$4,263,280	$2,488,944

Net embedded derivatives within liability host contracts		$4,263,280	$2,488,944

The following table presents changes in estimated fair value related to embedded derivatives:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Net derivative gains (losses) (1)	$(1,167,869)	$4,736,305
Policyholder benefits and claims	$54,687	$(109,550)

(1)

The valuation of reinsured guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment, were $124.8 million and ($955.8) million, for the years ended September 30, 2014 and 2013, respectively. In addition, the valuation of ceded guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment were ($4.3) million and $11.1 million for the nine months ended September 30, 2014, and 2013, respectively.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

5.	Fair Value

Considerable judgment is often required in interpreting market data to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented below.

	September 30, 2014
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In thousands)
Assets:
Fixed maturity securities:
Foreign corporate	$—	$415,433	$—	$415,433
U.S. corporate	—	255,622	—	255,622
CMBS	—	128,982	41,723	170,705
State and political subdivision	—	122,603	—	122,603
U.S. Treasury and agency	109,604	—	—	109,604
ABS	—	118,924	26,244	145,168
RMBS	—	65,503	—	65,503
Foreign government	—	18,893	—	18,893

Total fixed maturity securities	109,604	1,125,960	67,967	1,303,531

Short-term investments (1)	2,528,422	432,872	—	2,961,294
Derivative assets: (2)
Interest rate	3,942	1,893,065	—	1,897,007
Foreign currency exchange rate	282	4,868	—	5,150
Equity market	19,984	975,720	310,418	1,306,122

Total derivative assets	24,208	2,873,653	310,418	3,208,279

Net embedded derivatives within asset host contracts (3)	—	—	258,549	258,549

Total assets	$2,662,234	$4,432,485	$636,934	$7,731,653

Liabilities:
Derivative liabilities: (2)
Interest rate	$2,390	$772,784	$—	$775,174
Foreign currency exchange rate	2,275	56,050	—	58,325
Equity market	4,680	982,082	543,931	1,530,693

Total derivative liabilities	9,345	1,810,916	543,931	2,364,192

Net embedded derivatives within liability host contracts (3)	—	—	4,263,280	4,263,280

Total liabilities	$9,345	$1,810,916	$4,807,211	$6,627,472

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Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

	December 31, 2013
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In thousands)
Assets:
Fixed maturity securities:
Foreign corporate	$—	$533,423	$—	$533,423
U.S. corporate	—	253,705	9,917	263,622
CMBS	—	75,017	57,547	132,564
State and political subdivision	—	120,256	—	120,256
U.S. Treasury and agency	99,248	—	—	99,248
ABS	—	80,520	—	80,520
RMBS	—	62,789	—	62,789
Foreign government	—	28,659	—	28,659

Total fixed maturity securities	99,248	1,154,369	67,464	1,321,081

Short-term investments (1)	2,630,762	101,270	—	2,732,032
Derivative assets: (2)
Interest rate contracts	9,046	1,171,719	—	1,180,765
Foreign currency contracts	1,169	728	—	1,897
Equity market contracts	1,284	917,797	273,756	1,192,837

Total derivative assets	11,499	2,090,244	273,756	2,375,499

Net embedded derivatives within asset host contracts (3)	—	—	146,550	146,550

Total assets	$2,741,509	$3,345,883	$487,770	$6,575,162

Liabilities:
Derivative liabilities: (2)
Interest rate contracts	$6,547	$798,367	$—	$804,914
Foreign currency contracts	1,022	171,078	—	172,100
Equity market contracts	39,601	1,136,875	494,964	1,671,440

Total derivative liabilities	47,170	2,106,320	494,964	2,648,454

Net embedded derivatives within liability host contracts (3)	—	—	2,488,944	2,488,944

Total liabilities	$47,170	$2,106,320	$2,983,908	$5,137,398

(1)

Short-term investments as presented in the tables above differ from the amounts presented on the balance sheets because certain short-term investments are not measured at estimated fair value on a recurring basis.

(2)

Derivative amounts are presented gross in the tables above to reflect the presentation on the balance sheets, but are presented net for purposes of the rollforward in the Fair Value Measurements Using Significant Unobservable Inputs (Level 3) tables.

(3)

Net embedded derivatives within asset host contracts are presented within premiums, reinsurance and other receivables and funds withheld at interest on the balance sheets. Net embedded derivatives within liability host contracts are presented within other PABs on the balance sheets.

The following describes the valuation methodologies used to measure assets and liabilities at fair value. The description includes the valuation techniques and key inputs for each category of assets or liabilities that are classified within Level 2 and Level 3 of the fair value hierarchy.

Investments

Valuation Controls and Procedures

On behalf of the Company and MetLife Inc.’s, Chief Investment Officer and Chief Financial Officer, a pricing and valuation committee that is independent of the trading and investing functions and comprised of senior management, provides oversight of control systems and valuation policies for securities and derivatives. On a quarterly basis, this committee reviews

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

and approves new transaction types and markets, ensures that observable market prices and market-based parameters are used for valuation, wherever possible, and determines that judgmental valuation adjustments, when applied, are based upon established policies and are applied consistently over time. This committee also provides oversight of the selection of independent third party pricing providers and the controls and procedures to evaluate third party pricing. Periodically, the Chief Accounting Officer reports to the Audit Committee of the MetLife, Inc.’s Board of Directors regarding compliance with fair value accounting standards.

The Company reviews its valuation methodologies on an ongoing basis and revises those methodologies when necessary based on changing market conditions. Assurance is gained on the overall reasonableness and consistent application of input assumptions, valuation methodologies and compliance with fair value accounting standards through controls designed to ensure valuations represent an exit price. Several controls are utilized, including certain monthly controls, which include, but are not limited to, analysis of portfolio returns to corresponding benchmark returns, comparing a sample of executed prices of securities sold to the fair value estimates, comparing fair value estimates to management’s knowledge of the current market, reviewing the bid/ask spreads to assess activity, comparing prices from multiple independent pricing services and ongoing due diligence to confirm that independent pricing services use market-based parameters. The process includes a determination of the observability of inputs used in estimated fair values received from independent pricing services or brokers by assessing whether these inputs can be corroborated by observable market data. The Company ensures that prices received from independent brokers, also referred to herein as “consensus pricing,” represent a reasonable estimate of fair value by considering such pricing relative to the Company’s knowledge of the current market dynamics and current pricing for similar financial instruments.

The Company also applies a formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value. If prices received from independent pricing services are not considered reflective of market activity or representative of estimated fair value, independent non-binding broker quotations are obtained, or an internally developed valuation is prepared. Internally developed valuations of current estimated fair value, which reflect internal estimates of liquidity and nonperformance risks, compared with pricing received from the independent pricing services, did not produce material differences in the estimated fair values for the majority of the portfolio; accordingly, overrides were not material. This is, in part, because internal estimates of liquidity and nonperformance risks are generally based on available market evidence and estimates used by other market participants. In the absence of such market-based evidence, management’s best estimate is used.

Securities and Short-term Investments

When available, the estimated fair value of these financial instruments is based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management’s judgment.

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies, giving priority to observable inputs. The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. When observable inputs are not available, the market standard valuation methodologies rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs can be based in large part on management’s judgment or estimation and cannot be supported by reference to market activity. Even though these inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such securities and are considered appropriate given the circumstances.

Level 2 Valuation Techniques and Key Inputs:

This level includes fixed maturity securities priced principally by independent pricing services using observable inputs. Short-term investments within this level are of a similar nature and class to the Level 2 fixed maturity securities.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Foreign Corporate and U.S. corporate securities

These securities are principally valued using the market and income approaches. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques that use standard market observable inputs such as benchmark yields, spreads off benchmark yields, new issuances, issuer rating, duration, and trades of identical or comparable securities. Privately-placed securities are valued using matrix pricing methodologies using standard market observable inputs, and inputs derived from, or corroborated by, market observable data including market yield curve, duration, call provisions, observable prices and spreads for similar publicly traded or privately traded issues that incorporate the credit quality and industry sector of the issuer and, in certain cases, delta spread adjustments to reflect specific credit-related issues.

Structured securities comprised of CMBS, ABS and RMBS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using standard market inputs, including spreads for actively traded securities, spreads off benchmark yields, expected prepayment speeds and volumes, current and forecasted loss severity, rating, weighted average coupon, weighted average maturity, average delinquency rates, geographic region, debt-service coverage ratios and issuance-specific information, including, but not limited to: collateral type, payment terms of the underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

State and political subdivision and foreign government securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques using standard market observable inputs including a benchmark U.S. Treasury yield or other yields, issuer ratings, broker-dealer quotes, issuer spreads and reported trades of similar securities, including those within the same sub-sector or with a similar maturity or credit rating.

Level 3 Valuation Techniques and Key Inputs:

In general, securities classified within Level 3 use many of the same valuation techniques and inputs as described previously for Level 2. However, if key inputs are unobservable, or if the investments are less liquid and there is very limited trading activity, the investments are generally classified as Level 3. The use of independent non-binding broker quotations to value investments generally indicates there is a lack of liquidity or a lack of transparency in the process to develop the valuation estimates, generally causing these investments to be classified in Level 3.

Short-term investments within this level are of a similar nature and class to the Level 3 securities described below; accordingly, the valuation techniques and significant market standard observable inputs used in their valuation are also similar to those described below.

U.S. corporate and foreign corporate securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques that utilize unobservable inputs or inputs that cannot be derived principally from, or corroborated by, observable market data, including illiquidity premium, delta spread adjustments to reflect specific credit-related issues, credit spreads; and inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain valuations are based on independent non-binding broker quotations.

Structured securities comprised of CMBS and ABS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques that utilize inputs that are unobservable or cannot be derived principally from, or corroborated by, observable market data, including credit spreads. Below

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Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

investment grade securities included in this level are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain of these valuations are based on independent non-binding broker quotations.

Derivatives

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives, or through the use of pricing models for OTC-bilateral and OTC-cleared derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. The valuation controls and procedures for derivatives are described in “— Investments.”

The significant inputs to the pricing models for most OTC-bilateral and OTC-cleared derivatives are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain OTC-bilateral and OTC-cleared derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant inputs that are unobservable generally include references to emerging market currencies and inputs that are outside the observable portion of the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and management believes they are consistent with what other market participants would use when pricing such instruments.

Most inputs for OTC-bilateral and OTC-cleared derivatives are mid-market inputs but, in certain cases, liquidity adjustments are made when they are deemed more representative of exit value. Market liquidity, as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all OTC-bilateral and OTC-cleared derivatives, and any potential credit adjustment is based on the net exposure by counterparty after taking into account the effects of netting agreements and collateral arrangements. The Company values its OTC-bilateral and OTC-cleared derivatives using standard swap curves which may include a spread to the risk-free rate, depending upon specific collateral arrangements. This credit spread is appropriate for those parties that execute trades at pricing levels consistent with similar collateral arrangements. As the Company and its significant derivative counterparties generally execute trades at such pricing levels and hold sufficient collateral, additional credit risk adjustments are not currently required in the valuation process. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. An evaluation of the requirement to make additional credit risk adjustments is performed by the Company each reporting period.

Freestanding Derivatives

Level 2 Valuation Techniques and Key Inputs:

This level includes all types of derivatives utilized by the Company with the exception of exchange-traded derivatives included within Level 1 and those derivatives with unobservable inputs as described in Level 3. These derivatives are principally valued using the income approach.

Interest rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and basis curves.

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Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Option-based. Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, basis curves and interest rate volatility.

Foreign currency exchange rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, basis curves, currency spot rates and cross currency basis curves.

Equity market

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, spot equity index levels and dividend yield curves.

Option-based. Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, spot equity index levels, dividend yield curves and equity volatility.

Level 3 Valuation Techniques and Key Inputs:

These derivatives are principally valued using the income approach. Valuations of non-option-based derivatives utilize present value techniques, whereas valuations of option-based derivatives utilize option pricing models. These valuation methodologies generally use the same inputs as described in the corresponding sections above for Level 2 measurements of derivatives. However, these derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data.

Equity market

Non-option-based. Significant unobservable inputs may include the extrapolation beyond observable limits of dividend yield curves and equity volatility.

Option-based. Significant unobservable inputs may include the extrapolation beyond observable limits of dividend yield curves, equity volatility and unobservable correlation between model inputs.

Embedded Derivatives

Embedded derivatives principally include certain assumed and ceded variable annuity guarantees and equity indexed crediting rates within certain funding agreements. Embedded derivatives are recorded at estimated fair value with changes in estimated fair value reported in net income.

The fair value of these embedded derivatives, estimated as the present value of projected future benefits minus the present value of projected future fees using actuarial and capital market assumptions including expectations concerning policyholder behavior, is calculated by the Company’s actuarial department. The calculation is based on in-force business, and is performed using standard actuarial valuation software which projects future cash flows from the embedded derivative over multiple risk neutral stochastic scenarios using observable risk-free rates.

Capital market assumptions, such as risk-free rates and implied volatilities, are based on market prices for publicly traded instruments to the extent that prices for such instruments are observable. Implied volatilities beyond the observable period are extrapolated based on observable implied volatilities and historical volatilities. Actuarial assumptions, including mortality, lapse, withdrawal and utilization, are unobservable and are reviewed at least annually based on actuarial studies of historical experience.

The valuation of these guarantee liabilities includes nonperformance risk adjustments and adjustments for a risk margin related to non-capital market inputs. The nonperformance adjustment is determined by taking into consideration publicly available information relating to spreads in the secondary market for the Holding Company’s debt, including related credit default swaps.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees. These guarantees may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in nonperformance risk; and variations in actuarial assumptions regarding policyholder behavior, mortality and risk margins related to non-capital market inputs, may result in significant fluctuations in the estimated fair value of the guarantees that could materially affect net income.

The Company ceded the risk associated with certain of the GMIBs previously described. These reinsurance agreements contain embedded derivatives which are included within premiums, reinsurance and other receivables on the balance sheets with changes in estimated fair value reported in net derivative gains (losses) or policyholder benefits and claims depending on the statement of operations classification of the direct risk. The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

The estimated fair value of the embedded derivatives within funds withheld related to certain assumed reinsurance is determined based on the change in estimated fair value of the underlying assets held by the Company in a reference portfolio backing the funds withheld liability. The estimated fair value of the underlying assets is determined as previously described in “— Investments —Securities and Short-term Investments.” The estimated fair value of these embedded derivatives is included, along with their funds withheld hosts, in derivative liabilities and funds withheld at interest on the balance sheets with changes in estimated fair value recorded in net derivative gains (losses). Changes in the credit spreads on the underlying assets, interest rates and market volatility may result in significant fluctuations in the estimated fair value of these embedded derivatives that could materially affect net income.

Embedded Derivatives Within Asset and Liability Host Contracts

Level 3 Valuation Techniques and Key Inputs:

Assumed guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. Valuations are based on option pricing techniques, which utilize significant inputs that may include swap yield curve, currency exchange rates and implied volatilities. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the extrapolation beyond observable limits of the swap yield curve and implied volatilities, actuarial assumptions for policyholder behavior and mortality and the potential variability in policyholder behavior and mortality, nonperformance risk and cost of capital for purposes of calculating the risk margin.

Reinsurance ceded on certain guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. The valuation techniques and significant market standard unobservable inputs used in their valuation are similar to those described above in “— Assumed guaranteed minimum benefits” and also include counterparty credit spreads.

Embedded derivatives within funds withheld related to certain assumed reinsurance

These embedded derivatives are principally valued using an income approach. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and the fair value of assets within the reference portfolio. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

data. Significant unobservable inputs generally include: the fair value of certain assets within the reference portfolio which are not observable in the market and cannot be derived principally from, or corroborated by, observable market data.

Transfers between Levels

Overall, transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into or out of any level are assumed to occur at the beginning of the period.

Transfers between Levels 1 and 2:

There were no transfers between Levels 1 and 2 for assets and liabilities measured at estimated fair value and still held at both September 30, 2014 and December 31, 2013.

Transfers into or out of Level 3:

Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.

Transfers into Level 3 for fixed maturity securities were due primarily to a lack of trading activity, decreased liquidity and credit ratings downgrades (e.g., from investment grade to below investment grade) which have resulted in decreased transparency of valuations and an increased use of independent non-binding broker quotations and unobservable inputs, such as illiquidity premiums, delta spread adjustments, or credit spreads.

Transfers out of Level 3 for fixed maturity securities resulted primarily from increased transparency of both new issuances that, subsequent to issuance and establishment of trading activity, became priced by independent pricing services and existing issuances that, over time, the Company was able to obtain pricing from, or corroborate pricing received from, independent pricing services with observable inputs (such as observable spreads used in pricing securities) or increases in market activity and upgraded credit ratings.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)

The following table presents certain quantitative information about the significant unobservable inputs used in the fair value measurement, and the sensitivity of the estimated fair value to changes in those inputs, for the more significant asset and liability classes measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at:

			September 30, 2014		December 31, 2013		Impact of Increase in Input on Estimated Fair Value (2)
	Valuation Techniques	Significant Unobservable Inputs	Range	Weighted Average (1)	Range	Weighted Average (1)
Fixed maturity securities: (3)
U.S. corporate and foreign corporate	• Matrix pricing	• Credit spreads (4)	— - —	—	95 - 95	95	Decrease
		• Illiquidity premium (4)	— - —	—	30 - 30	30	Decrease
CMBS	• Matrix pricing and discounted cash flow	• Credit spreads (4)	— - —	—	215 - 215	215	Decrease (6)
	• Market pricing	• Quoted prices (5)	104 - 104	104	104 - 104	104	Increase (6)
	• Consensus pricing	• Offered quotes (5)	— - —	—	90 - 92	91	Increase (6)
ABS	• Matrix pricing and discounted cash flow	• Credit spreads (4)	126 - 180	157			Decrease (6)
	• Market pricing	• Quoted prices (5)	100 - 100	100			Increase (6)
Derivatives:
Equity market	• Present value techniques or option pricing models	• Volatility (7)	14% - 28%		13% - 28%		Increase (8)
		• Correlation (9)	65% - 65%		60% - 60%
Embedded derivatives:
Assumed and ceded guaranteed minimum benefits	• Option pricing techniques	• Mortality rates:
		Ages 0 - 40	0% - 10%		0% - 0.10%		Decrease (10)
		Ages 41 - 60	0.04% - 0.65%		0.04% - 0.65%		Decrease (10)
		Ages 61 - 115	0.26% - 100%		0.26% - 100%		Decrease (10)

		• Lapse rates:
		Durations 1 - 10	0.50% - 100%		0.50% - 100%		Decrease (11)
		Durations 11 - 20	3% - 100%		3% - 100%		Decrease (11)
		Durations 21 - 116	3% - 100%		3% - 100%		Decrease (11)
		• Utilization rates	20% - 50%		20% - 50%		Increase (12)
		• Withdrawal rates	0.07% - 10%		0.07% - 10%		(13)
		• Long-term equity volatilities	17.40% - 25%		17.40% - 25%		Increase (14)
		• Nonperformance risk spread	0.03% - 0.45%		0.03% - 0.44%		Decrease (15)

(1)	The weighted average for fixed maturity securities is determined based on the estimated fair value of the securities.
(2)

The impact of a decrease in input would have the opposite impact on the estimated fair value. For embedded derivatives, changes to assumed guaranteed minimum benefits are based on liability positions and changes to ceded guaranteed minimum benefits are based on asset positions.

(3)	Significant increases (decreases) in expected default rates in isolation would result in substantially lower (higher) valuations.
(4)	Range and weighted average are presented in basis points.
(5)	Range and weighted average are presented in accordance with the market convention for fixed maturity securities of dollars per hundred dollars of par.
(6)

Changes in the assumptions used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumptions used for prepayment rates.

(7)

Ranges represent the underlying equity volatility quoted in percentage points. Since this valuation methodology uses a range of inputs across multiple volatility surfaces to value the derivative, presenting a range is more representative of the unobservable input used in the valuation.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

(8)	Changes are based on long U.S. dollar net asset positions and will be inversely impacted for short U.S. dollar net asset positions.
(9)

Ranges represent the different correlation factors utilized as components within the valuation methodology. Presenting a range of correlation factors is more representative of the unobservable input used in the valuation. Increases (decreases) in correlation in isolation will increase (decrease) the significance of the change in valuations.

(10)

Mortality rates vary by age and by demographic characteristics such as gender. Mortality rate assumptions are based on company experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(11)

Base lapse rates are adjusted at the contract level based on a comparison of the actuarially calculated guaranteed values and the current policyholder account value, as well as other factors, such as the applicability of any surrender charges. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in the money contracts are less likely to lapse. Lapse rates are also generally assumed to be lower in periods when a surrender charge applies. For any given contract, lapse rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(12)

The utilization rate assumption estimates the percentage of contract holders with a GMIB or lifetime withdrawal benefit who will elect to utilize the benefit upon becoming eligible. The rates may vary by the type of guarantee, the amount by which the guaranteed amount is greater than the account value, the contract’s withdrawal history and by the age of the policyholder. For any given contract, utilization rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(13)

The withdrawal rate represents the percentage of account balance that any given policyholder will elect to withdraw from the contract each year. The withdrawal rate assumption varies by age and duration of the contract, and also by other factors such as benefit type. For any given contract, withdrawal rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative. For GMWBs, any increase (decrease) in withdrawal rates results in an increase (decrease) in the estimated fair value of the guarantees. For GMABs and GMIBs, any increase (decrease) in withdrawal rates results in a decrease (increase) in the estimated fair value.

(14)

Long-term equity volatilities represent equity volatility beyond the period for which observable equity volatilities are available. For any given contract, long-term equity volatility rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(15)

Nonperformance risk spread varies by duration and by currency. For any given contract, multiple nonperformance risk spreads will apply, depending on the duration of the cash flow being discounted for purposes of valuing the embedded derivative.

The following is a summary of the valuation techniques and significant unobservable inputs used in the fair value measurement of assets and liabilities classified within Level 3 that are not included in the preceding table. Generally, all other classes of securities classified within Level 3, including those within embedded derivatives within funds withheld related to certain assumed reinsurance, use the same valuation techniques and significant unobservable inputs as previously described for Level 3 securities. This includes matrix pricing and discounted cash flow methodologies, inputs such as quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2, as well as independent non-binding broker quotations. The sensitivity of the estimated fair value to changes in the significant unobservable inputs for these other assets and liabilities is similar in nature to that described in the preceding table.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

The following tables summarize the change of all assets and (liabilities) measured at estimated fair value on a recurring basis using significant unobservable inputs (Level 3):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities					Net Derivatives (6)
	Foreign Corporate	U.S. Corporate	CMBS	ABS	Short-term Investments	Equity Market	Net Embedded Derivatives (7)
	(In thousands)
Nine Months Ended September 30, 2014:
Balance, beginning of period	$—	$9,917	$57,547	$—	$—	$(221,208)	$(2,342,394)
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	(132)	—	—	—	—
Net investment gains (losses)	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	(21,600)	(1,167,869)
Policyholder benefits and claims	—	—	—	—	—	3,661	54,687
OCI	—	—	132	257	—	1,515	80,621
Purchases (3)	—	—	—	25,987	—	4,119	—
Sales (3)	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	(629,776)
Transfers into Level 3 (4)	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	—	(9,917)	(15,824)	—	—	—	—

Balance, end of period	$—	$—	$41,723	$26,244	$—	$(233,513)	$(4,004,731)

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$(132)	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$(21,601)	$(1,061,387)
Policyholder benefits and claims	$—	$—	$—	$—	$—	$3,661	$56,722

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities					Net Derivatives (6)
	Foreign Corporate	U.S. Corporate	CMBS	ABS	Short-term Investments	Equity Market	Net Embedded Derivatives (7)
	(In thousands)
Nine Months Ended September 30, 2013:
Balance, beginning of period	$2,714	$15,465	$41,723	$4,000	$4,996	$185,601	$(8,501,238)
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	9	(54)	(191)	—	8	—	—
Net investment gains (losses)	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	(346,338)	4,739,671
Policyholder benefits and claims	—	—	—	—	—	15,167	(109,550)
OCI	(9)	(507)	40	—	—	(531)	186,520
Purchases (3)	—	—	17,894	—	4,996	4,119	—
Sales (3)	—	(2,243)	—	—	(5,000)	—	—
Settlements (3)	—	—	—	—	—	—	(605,531)
Transfers into Level 3 (4)	—	3,847	—	—	—	—	—
Transfers out of Level 3 (4)	—	—	—	(4,000)	—	—	—

Balance, end of period	$2,714	$16,508	$59,466	$—	$5,000	$(141,982)	$(4,290,128)

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$9	$5	$(191)	$—	$4	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$(346,338)	$4,763,773
Policyholder benefits and claims	$—	$—	$—	$—	$—	$15,167	$(134,839)

(1)

Amortization of premium/accretion of discount is included within net investment income. Impairments charged to net income (loss) on securities are included in net investment gains (losses). Lapses associated with net embedded derivatives are included in net derivative gains (losses).

(2)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

(3)

The amount reported within purchases, sales and settlements is the purchase price and the sales or settlement proceeds based upon the actual date purchased and sold or settled, respectively. Items purchased and sold/settled in the same period are excluded from the rollforward. Fees attributed to embedded derivatives are included in settlements.

(4)

Gains and losses, in net income (loss) and other comprehensive income (loss), are calculated assuming transfers into and/or out of Level 3 occurred at the beginning of the period. Items transferred into and then out of Level 3 in the same period are excluded from the rollforward.

(5)	Changes in unrealized gains (losses) included in net income (loss) relate to assets and liabilities still held at the end of the respective periods.
(6)	Freestanding derivative assets and liabilities are presented net for purposes of the rollforward.
(7)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

Fair Value of Financial Instruments Carried at Other Than Fair Value

The following tables provide fair value information for financial instruments that are carried on the balance sheet at amounts other than fair value. These tables exclude the following financial instruments: cash and cash equivalents, accrued investment income, the obligation to return cash collateral received (included in other liabilities on the balance sheets) and short-term investments that are not securities, such as time deposits, and therefore are not included in the three level hierarchy table disclosed in the “— Recurring Fair Value Measurements” section. The estimated fair value of the excluded financial instruments, which are primarily classified in Level 2 and, to a lesser extent, in Level 1, approximates carrying value as they are short-term in nature such that the Company believes there is minimal risk of material changes in interest rates or credit quality. All remaining balance sheet amounts excluded from the table below are not considered financial instruments subject to this disclosure.

The carrying values and estimated fair values for such financial instruments, and their corresponding placement in the fair value hierarchy, are summarized as follows at:

	September 30, 2014
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In thousands)
Assets:
Premiums, reinsurance and other receivables	$118,155	$—	$110,093	$(134,906)	$(24,813)
Liabilities:
Debt - affiliated	$575,118	$—	$584,367	$—	$584,367
Other liabilities	$96,728	$—	$95,985	$743	$96,728

	December 31, 2013
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In thousands)
Assets
Premiums, reinsurance and other receivables	$228,140	$—	$224,672	$(161,249)	$63,423
Liabilities
Debt - affiliated	$575,118	$—	$592,278	$—	$592,278
Other liabilities	$3,836	$—	$3,836	$—	$3,836

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

The methods, assumptions and significant valuation techniques and inputs used to estimate the fair value of financial instruments are summarized as follows:

Premiums, Reinsurance and Other Receivables

Premiums, reinsurance and other receivables are principally comprised of certain amounts recoverable under reinsurance agreements and amounts on deposit with financial institutions to facilitate daily settlements related to certain derivatives.

Premiums receivable and those amounts recoverable under reinsurance agreements determined to transfer significant risk are not financial instruments subject to disclosure and thus have been excluded from the amounts presented. Amounts recoverable under ceded reinsurance agreements, which the Company has determined do not transfer significant risk such that they are accounted for using the deposit method of accounting, have been classified as Level 3. The valuation is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using interest rates determined to reflect the appropriate credit standing of the assuming counterparty.

The amounts on deposit for derivative settlements, classified within Level 2, essentially represent the equivalent of demand deposit balances and amounts due for securities sold are generally received over short periods such that the estimated fair value approximates carrying value.

Debt - Affiliated

The estimated fair value of debt is principally determined using market standard valuation methodologies. Valuations of instruments classified as Level 2 are based primarily on quoted prices in markets that are not active or using matrix pricing that use standard market observable inputs such as quoted prices in markets that are not active and observable yields and spreads in the market. Instruments valued using discounted cash flow methodologies use standard market observable inputs including market yield curve, duration, observable prices and spreads for similar publicly traded or privately traded issues.

Other Liabilities

Other liabilities consist of interest payable, amounts due for securities purchased but not yet settled, and amounts payable under certain assumed reinsurance agreements, which are recorded using the deposit method of accounting. The Company evaluates the specific terms, facts and circumstances of each instrument to determine the appropriate estimated fair values, which are not materially different from the carrying values.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

6.	Stockholder’s Equity

Accumulated Other Comprehensive Income (Loss)

Information regarding changes in the balances of each component of AOCI, net of income tax, was as follows:

	Nine Months Ended September 30, 2014
	Unrealized Investment Gains (Losses), Net of Related Offsets	Foreign Currency Translation Adjustment	Total
	(In thousands)
Balance, beginning of period	$5,896	$63,116	$69,012
OCI before reclassifications	30,852	35,468	66,320
Deferred income tax benefit (expense)	(10,798)	(34,502)	(45,300)

OCI before reclassifications, net of income tax	25,950	64,082	90,032
Amounts reclassified from AOCI	1,735	—	1,735
Deferred income tax benefit (expense)	(607)	—	(607)

Amounts reclassified from AOCI, net of income tax	1,128	—	1,128

Balance, end of period	$27,078	$64,082	$91,160

	Nine Months Ended September 30, 2013
	Unrealized Investment Gains (Losses), Net of Related Offsets	Foreign Currency Translation Adjustment	Total
	(In thousands)
Balance, beginning of period	$42,709	$36,568	$79,277
OCI before reclassifications	(42,117)	(30,078)	(72,195)
Deferred income tax benefit (expense)	14,741	—	14,741

OCI before reclassifications, net of income tax	15,333	6,490	21,823
Amounts reclassified from AOCI	(1,712)	—	(1,712)
Deferred income tax benefit (expense)	599	—	599

Amounts reclassified from AOCI, net of income tax	(1,113)	—	(1,113)

Balance, end of period	$14,220	$6,490	$20,710

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

Information regarding amounts reclassified out of each component of AOCI was as follows:

AOCI Components	Amounts Reclassified from AOCI		Statement of Operations and Comprehensive Income (Loss) Location
	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Net unrealized investment gains (losses):
Net unrealized investment gains (losses)	$(1,846)	$1,701	Net investment gains (losses)
Net unrealized investment gains (losses)	111	11	Net investment income

Net unrealized investment gains (losses), before income tax	(1,735)	1,712
Income tax (expense) benefit	607	(599)

Net unrealized investment gains (losses), net income tax	(1,128)	1,113

Total reclassifications, net of income tax	$(1,128)	$1,113

7.	Other Expenses

Information on other expenses was as follows:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Commissions	$5,084	$8,610
Volume-related costs	9,505	22,952
Affiliated costs of reinsurance	9,542	52,758
Capitalization of deferred policy acquisition costs (“DAC”)	(1,922)	(1,543)
Amortization of DAC	13,511	(15,703)
Interest expense on debt	13,092	3,830
Premium taxes, licenses and fees	2	21
Professional services	230	335
Other	4,185	3,532

Total other expenses	$53,229	$74,792

Affiliated Expenses

Commissions, volume-related costs and capitalization and amortization of DAC include the impact of affiliated reinsurance transactions.

See Note 9 for a discussion of affiliated expenses included in the table above.

8.	Contingencies and Commitments

There is no pending or threatened litigation, claim or assessment against the Company that would constitute a material loss contingency.

Various litigation, claims or assessments against the Company may arise in the ordinary course of the Company’s business. Liabilities for litigations, claims or assessments are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s financial statements. Based on information currently known by the Company’s management, in its opinion, there are no current legal proceedings, likely to have such an effect. However, it is possible that an adverse outcome in a litigation matter, should such a litigation matter arise in the future, could have a material effect on the Company’s net income or cash flows.

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

9.	Related Party Transactions

Service Agreements

The Company had net payables to affiliates of $548 thousand and $593 thousand at September 30, 2014 and December 31, 2013, respectively.

See Note 3 for additional related party transactions.

Related Party Reinsurance Transactions

The Company has reinsurance agreements with certain affiliates, including Metropolitan Life Insurance Company, First MetLife Investors Insurance Company, MICC, MLI-USA, MLIIC, MetLife Europe Limited (“MEL”), New England Life Insurance Company and Alico Life International Limited, all of which are related parties.

Information regarding the significant effects of affiliated reinsurance included in the statements of operations was as follows:

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Revenues:
Premiums	$15,259	$17,625
Universal life and investment-type product policy fees	394,102	328,185
Net derivative gain (loss)	(1,190,345)	3,995,687
Other revenues	14,892	(3,808)

Total revenues	$(766,092)	$4,337,689

Expenses:
Policyholder benefits and claims	$300,075	$195,205
Interest credited to policyholder account balances	13,574	12,905
Policyholder dividends	9,537	9,298
Other expenses	23,157	58,939

Total expenses	$346,343	$276,347

Information regarding the significant effects of affiliated reinsurance included in the balance sheets was as follows at:

Exeter Reassurance Company, Ltd.

Notes to the Interim Condensed Financial Statements (Unaudited) – (Continued)

	September 30, 2014	December 31, 2013
	(In thousands)
Assets:
Funds withheld at interest	$2,146,385	$2,045,389
Premiums, reinsurance and other receivables	132,642	243,080
Deferred policy acquisition costs	71,449	80,831

Total assets	$2,350,476	$2,369,300

Liabilities:
Future policy benefits	$2,132,914	$2,062,320
Other policy-related balances	5,212,755	3,561,663
Policyholder dividends payable	15,996	16,256
Other liabilities	123,860	250,807

Total liabilities	$7,485,525	$5,891,046

In September 2012, the Company entered into a reinsurance agreement to assume 100% quota share of certain blocks of indemnity reinsurance from MEL. This agreement covers a portion of liabilities under defined portfolios of living time annuities contracts issued on or after the effective date. This agreement transfers risk to the Company, and therefore, is accounted for as reinsurance. As a result of the agreement, the Company recorded future policy benefits, presented within future policy benefits, of $475.6 million and $649.3 million, other reinsurance liabilities of $2.6 million and $16.9 million, and other reinsurance payables, included in other liabilities, were $30.7 million and $43.7 million at September 30, 2014 and December 31, 2013, respectively. The Company’s statement of operations reflects a loss for this agreement of $3.1 million and $7.0 million, which includes premiums of $21 thousand and $1 thousand and policyholder benefits of $3.2 million and $7.0 million for the nine months ended September 31, 2014 and 2013, respectively.

The Company assumes risks from affiliates related to guaranteed minimum benefit guarantees written directly by the affiliates. These assumed reinsurance agreements contain embedded derivatives and changes in their fair value are also included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within policyholder account balances and were liabilities of $3,029.5 million and $1,226.6 million at September 30, 2014 and December 31, 2013, respectively. For the nine months ended September 30, 2014 and 2013, net derivative gains (losses) included ($1,235.1) million and $4,020.9 million, respectively, in changes in fair value of such embedded derivatives.

10.	Subsequent Events

In anticipation of the Mergers, certain risks formerly reinsured by Exeter were re-directed to affiliates through various forms of transactions. For certain risks that were re-directed in October 2014 and November 2014, the agreement terms included that the initial settlement amounts were to be based upon the reinsurance balances at September 30, 2014. The estimated impacts of these transactions to Exeter were a decrease in cash and invested assets of $2.6 billion, a decrease in future policy benefits of $500 million, a decrease in policyholder account balances of $1.2 billion and a decrease in other policy-related balances of $800 million. Also as a result of these transactions, Exeter recorded an estimated net loss of $100 million during the fourth quarter of 2014. These estimated amounts will be adjusted to actual settlement amounts by January 2015, in accordance with the applicable reinsurance recapture agreements’ terms. The Company entered into another affiliated reinsurance transaction on November 10, 2014. The estimated impacts, based upon the account balances at September 30, 2014, are a decrease in cash and invested assets of $400 million, as decrease in future policy benefits of $500 million, offset by an increase in other policy-related balances of $100 million. It is likely that the final settlement amounts of these reinsurance transactions, that will consider additional available information, will differ from the estimated amounts and it is possible the differences may be material. Other than the above transactions, there are no additional transactions that have occurred subsequent to September 30, 2014, but prior to November 18, 2014, the date these financial statements were available to be issued.